Exhibit 99.34

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POLYMET MINING CORP. ("THE ISSUER") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS OF STOCK EXCHANGES IN CANADA.

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE COMMON SHARES TO BE ISSUED UPON THEIR EXERCISE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE EXERCISED IN THE UNITED STATES BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE, AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE APRIL 7, 2012.

Issuance Date:  December 6, 2011

NON-TRANSFERABLE COMMON SHARE PURCHASE WARRANT

to acquire Common Shares of

POLYMET MINING CORP.

(a company incorporated under the laws of the Province of British Columbia)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMIT HEREIN PROVIDED.

Warrant Certificate No. - 2011-1
CERTIFICATE FOR 2,600,000 (Two Million Six Hundred Thousand) Common Share Purchase Warrants, each Common Share Purchase Warrant entitling the holder thereof to acquire one Common Share of PolyMet Mining Corp.

1.           Warrants to purchase Common Shares. This is to certify that Glencore AG (the “holder” or “Warrantholder”) is entitled, subject to the terns and conditions set forth herein, to subscribe for and purchase one fully paid and non-assessable common share (a “Common Share”) in the capital of PolyMet Mining Corp. (the “Company”) as constituted on the date hereof for each whole Common Share Purchase Warrant (collectively, the “Warrants”) by surrendering this certificate, together with a subscription form in the form attached as Schedule “A” hereto (“Exercise Form”) duly completed and executed evidencing the subscription (which on delivery to the Company shall be irrevocable) and a certified cheque or bank draft made payable by the holder to the Company in same day freely transferable U.S. funds at the office of the Company in the City of Vancouver, British Columbia, Canada in an amount equal to the Purchase Price (as defined below) of the Common Shares so subscribed for. The holder is entitled to exercise such Warrants at any time until December 31, 2015 (the “Warrant Expiry Date”) before 5:00 p.m. (Vancouver time).

2.           Purchase Price. Subject to adjustment thereof in the events and in the manner set forth herein, the price payable for each Common Share upon the exercise of Warrants shall be USD$1.50 per Common Share (the “Purchase Price”).

3.           Delivery of Shares. Within five business days of the full or partial exercise of the Warrants, certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form attached hereto at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this certificate, the holder hereof will be entitled to receive without charge a new certificate in respect of the balance of the Common Shares not so purchased.

4.           Adjustment of Subscription and Purchase Rights. From and after the date hereof, the Purchase Price and number of Common Shares deliverable upon the exercise of the Warrants will be subject to adjustment in the following events and in the following manner:

(a)	if and whenever at any time prior to the Warrant Expiry Date the Company shall:

(i)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)	issue to all or substantially all of the holders of the Common Shares, by way of stock distribution, stock dividend or otherwise, Common Shares or securities convertible into Common Shares;

(any of the events described in (i), (ii) and (iii) being referred to as a “Share Reorganization”);

the number of Common Shares purchasable pursuant to the Warrants (the “Exchange Number”) evidenced hereby shall be adjusted immediately after the record date at which the holders of the Common Shares are determined for the purpose of such Share Reorganization by multiplying the Exchange Number in effect on the record date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after giving effect to the Share Reorganization (including Common Shares issuable upon the conversion of the convertible securities issued under (a)(iii) above) and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;

(b)
if and whenever at any time prior to the Warrant Expiry Date, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in subsection 4(a) or a consolidation, amalgamation, merger or plan of arrangement of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity (any such event being called a “Capital Reorganization”), any Warrantholder who has not exercised its right of acquisition under its Warrants prior to the effective date of such Capital Reorganization, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares such Warrantholder would otherwise be entitled to acquire, the number of shares and warrants or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares sought to be acquired by it. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the holder of this Warrant certificate to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby;

(c)
if and whenever at any time prior to the Warrant Expiry Date, the Company shall issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares, Participating Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being herein called a “Rights Offering” and Common Shares, Convertible Securities or Participating Shares that may be acquired in exercise of the Rights Offering or upon conversion of the Convertible Securities offered by the Rights Offering being herein called the “Offered Shares”), the Exchange Number shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction (a) the numerator of which shall be the sum of (i) the number of Common Shares or Participating Shares outstanding on the record date plus (ii) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and (b) the denominator of which shall be the sum of (i) the number of Common Shares outstanding on the record date for the Rights Offering; and (ii) the number arrived at when (A) either the product of (1) the number of Offered Shares so offered and (2) the price at which those Common Shares are offered, or the product of (3) the conversion price thereof and (4) the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (B) the Current Market Price of the Common Shares on the record date.

Any Offered Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date and the Exchange Number shall be further adjusted based upon the number of Offered Shares (or Convertible Securities into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date;

(d)
if and whenever at any time from the Closing Date and prior to the Warrant Expiry Date, the Company shall issue or distribute to all or substantially all the holders of the Common Shares (i) shares of any class other than Common Shares, or (ii) rights, options or warrants other than rights, options or warrants exercisable within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 95% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other assets (excluding cash dividends paid in the ordinary course) and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a “Special Distribution”), the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on the record date and (2) a fraction (a) the numerator of which shall be the product of (i) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Warrantholders would be entitled to receive upon exercise of all their outstanding Warrants if they were exercised on the record date and (ii) the Current Market Price thereof on that date; and (b) the denominator of which shall be the product of (A) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Warrantholders would be entitled to receive upon exercise of all their outstanding Warrants if they were exercised on the record date and (B) the Current Market Price thereof on that date; less, the aggregate fair market value, as determined by the directors, whose determination shall, absent manifest error, be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

For purposes of this Section 4(d), “cash dividends paid in the ordinary course” means dividends having a value which do not exceed, in the aggregate, the greater of (a) 25% of the retained earnings of the Company as at the end of the immediately preceding fiscal year; and (b) 50% of the aggregate consolidated net income of the Company determined before computation of unusual or extraordinary items, for the immediately preceding fiscal year.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets if not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number shall be readjusted to the Exchange Number that would then be in effect based upon the shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or convertible securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date;

(e)
the adjustments provided for in this Section 4 in the number of Common Shares and classes of securities which are to be received on the exercise of Warrants are cumulative and shall apply to successive issues, subdivisions, combinations, consolidations, distributions and any other events that would require an adjustment of the Exchange Number or the number kind securities issuable hereunder;

(f)
if and whenever at any time from the Closing Date and prior to the Warrant Expiry Date, the Company shall reclassify or otherwise change the outstanding Common Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that holders of Warrants who exercise their rights thereafter shall be entitled to receive Common Shares as they would have received had the Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4;

(g)
any adjustment of the Exchange Number as set forth herein shall also include a corresponding adjustment to the Purchase Price which shall be calculated by multiplying the Purchase Price by a fraction: (i) the numerator of which shall be the Exchange Number prior to the adjustment, and (ii) the denominator of which shall be the Exchange Number after the adjustment. No adjustment in the Purchase Price shall be required unless the cumulative effect of such adjustment or adjustments would change the Purchase Price by at least 1% of the prevailing Purchase Price provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(h)
notwithstanding the foregoing, no adjustment will be made in respect of an event described in paragraph 4(a)(iii) or subsections 4(b) or 4(d) if the Warrantholders are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants immediately before the effective date of or record date for the event, such participation being subject to the prior written consent of any stock exchange upon which the Common Shares are listed for trading;

(i)
in the event of any question arising with respect to the adjustments provided in this Section 4, such question shall conclusively be determined by a firm of chartered accountants appointed by the Company and acceptable to the holder (who may be the Company’s auditors). Such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the holder;

(j)
as a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company or a successor corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Warrants issued by it are entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(k)
at least 21 days before the effective date of or record date for any event referred to in Section 4, that requires or might require an adjustment in the subscription rights pursuant to a Warrant, including the Purchase Price and the number of Common Shares purchasable on exercise of a Warrant, the Company will give notice to the Warrantholders of the particulars of the event and, to the extent, determinable, any adjustment required. If it is not reasonably practicable for the Company to give 21 days notice as aforesaid, the Company will give as much notice as is reasonably practicable in the circumstances;

(l)
the Company covenants with the holder that it will not close its transfer books or take any other corporate action which might deprive the holder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 21 days after the giving of the notice set forth in subsection 4(k);

(m)	the Company covenants with the holder that so long as any Warrants remain outstanding and may be exercised:

(i)
it will use commercially reasonable efforts to cause the Common Shares issuable on exercise of the Warrants to be listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange Amex (the “NYSE Amex”); it will reserve and keep available, out of its authorized and unissued Common Shares, a sufficient number of Common Shares free of pre-emptive rights for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(ii)
it will cause the Common Shares and the certificates representing the Common Shares subscribed for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the provisions hereof;

(iii)	all Common Shares which shall be issued upon exercise in the manner provided for herein, shall be fully paid and non-assessable;

(iv)
it will use commercially reasonable efforts to maintain its status as a reporting issuer not in default in the Provinces of Canada in which it currently is a reporting issuer and to maintain the listing of the Common Shares on the TSX and NYSE Amex; and

(v)	it will well and truly perform and carry out all of the acts or things to be done by it as provided under provisions hereof;

(n)
if and whenever at any time prior to the Warrant Expiry Time, the Company shall take any action affecting or relating to the Common Shares, other than any action described in this Section, which in the reasonable opinion of the directors of the Company would prejudicially affect the rights of any holders of Warrants, the Exchange Number and, if required, the Purchase Price will be adjusted by the directors of the Company in such manner, if any, and at such time, as the directors of the Company, may in their sole discretion, subject to the approval of any stock exchange(s) on which the Common Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such holders; and

(o)
for the purpose of this Section 4: (i) “Participating Share” means a share (other than a Common Share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a Common Share or a Participating Share or both.

5.           Mandatory Exercise.  Subject to the receipt of the necessary approvals (including, without limitation, any expiration or early termination of any applicable waiting periods) under the Hart-Scott-Rodino Act and other applicable regulatory approvals, the Company has the right to require the Warrantholder to exercise the Warrants evidenced hereby if:

(a)	the Current Market Price (as defined herein) of the Common Shares is equal to or greater than 150% of the Purchase Price; and

(b)	the Company or Poly Met Mining Inc. has:

(i)
Senior Construction Financing (as defined in the purchase agreement between the Company, Poly Met Mining Inc. and Glencore A.G. dated October 31, 2008, as amended from time to time) made available for the development of the NorthMet mine and Erie Plant facilities in St. Louis County, Minnesota, USA (the “Project”) in form and substance satisfactory to the Warrantholder, acting reasonably; and

(ii)	obtained all necessary permits, in form and substance satisfactory to the Warrantholder, acting reasonably, required to commence construction of the Project.

The Company may, within 10 Business Days after the end of any such Threshold Period, deliver a written notice to the Warrantholder to require the Warrantholder to exercise this Warrant for all but not less than all of the Warrant Shares. The Warrantholder shall have 20 Business Days to exercise the Warrants.  In the event that the Warrantholder fails to so exercise the Warrant within 20 Business Days of receipt of the above-mentioned written notice, this Warrant shall immediately expire and be null and void.

6.           No Fractional Common Shares. The Company will not, pursuant to Section 4 or under any other circumstances, be obligated to issue any fraction of a Common Share upon the exercise of a Warrant or Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, that holder may exercise such right in respect of the fraction only in combination with another Warrant or Warrants that in the aggregate entitle the holder to purchase a whole number of Common Shares. If not so exercised, the Company shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Common Share.

7.           Definition of “Current Market Price”. For the purpose of any computation under this Warrant certificate, the “Current Market Price” at any date, means the weighted average price per share at which the Common Shares have traded:

(a)	on the TSX;

(b)	if the Common Shares are not listed on the TSX, on any stock exchange upon which the Common Shares are listed as may be selected for this purpose by the Company’s directors, acting reasonably; or

(c)	if the Common Shares are not listed on any stock exchange, on any over-the-counter market;

during the 30 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending the second trading day before such date and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 30 consecutive trading days by the number of Common Shares sold, or if not traded on any recognized market or exchange, as determined by the directors of the Company acting reasonably.

8.           Legending of Common Shares.

(a)
Certificates representing Common Shares issued in the United States or to or for the account or benefit of a U.S. Person or person in the United States upon exercise of Warrants and all certificates issued in. exchange thereof or in substitution therefor, until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POLYMET MINING CORP. ("THE ISSUER") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if at the time the Company is a “foreign issuer” as defined in Regulation S under the U.S. Securities Act, the Common Shares or Warrants are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S of the U.S. Securities Act and in compliance with Canadian local laws and regulations, any such legend may be removed by the holder thereof providing a declaration to the Warrant Agent to the effect set forth in Schedule “B” (or as the Company may prescribe from time to time) and provided, further, that, if any such securities are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

(b)
Notwithstanding the foregoing, the Company’s transfer agent may impose additional requirements for the removal of legends from securities sold in compliance with Rule 904 of Regulation S in the future; and

(c)	Any share certificates issued pursuant to an exercise of these Warrants prior to April 7, 2012 shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE APRIL 7, 2012.”

9.           Change; Waiver. Subject to the approval of the TSX, the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the holders of at least two-thirds of the Warrants then outstanding that were issued contemporaneously with the Warrants issued to the holder.

10.         Transfer. The Warrants are non-transferable.

11.         General.

(a)	The headings in this certificate are for reference only and do not constitute terms of the certificate.

(b)	Whenever the singular or masculine is used in this certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)	No Common Shares will be issued pursuant to the exercise of any Warrant if the issue of such Common Shares would constitute a violation of the securities laws of any applicable jurisdiction.

(d)
If this certificate becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the holder a new certificate of like denomination, tenor and date as the certificate so stolen, lost, mutilated or destroyed.

(e)
Except as expressly set out herein, the holding of this certificate or the Warrants represented hereby shall not constitute a holder hereof a holder of Common Shares nor entitle it to any right of interest in respect thereof.

(f)	This certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(g)	This certificate shall be subject to, governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada.

(h)	Unless otherwise specified, all references herein to monetary amounts are references to lawful money of Canada.

(i)
Any notice which the Company is required to give to the holder hereunder shall be deemed to be properly given if sent by ordinary prepaid mail to the address for the holder shown on the holder’s subscription agreement (unless the holder subsequently notifies the Company of a change of such address), and such notice will be deemed to be given at the time of mailing.

IN WITNESS WHEREOF the Company has caused this Warrant certificate to be duly signed as of December 6, 2011.

POLYMET MINING CORP.

By:	/s/ Douglas Newby
Authorized Signatory

SCHEDULE A

EXERCISE FORM

TO:           PolyMet Mining Corp. (the “Company”)

1.
The undersigned holder of the Warrant certificate hereby subscribes for common shares (“Common Shares”) of the Company (or such number of Common Shares or other securities or property to which such subscription entitles him or her in lieu thereof or in addition thereto under the provisions of the attached Warrant certificate) at the price determined under, and on the terms specified in, the Warrant certificate and encloses herewith a bank draft, certified cheque or money order payable to or to the order of the Company in payment therefor.

2.           The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows.

Name(s) in Full	Address(es)* (Include Postal Code)	Number(s) of Common Shares

*           Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box B below is checked.

3.           The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A.	☐
It (i) at the time of exercise of this Warrant is not in the United States; (ii) is not a “U.S. person”, as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising this Warrant on behalf of a “U.S. person” or a person in the United States; and (iii) did not execute or deliver this Exercise Form in the United States.

B.	☐
It is tendering with this exercise form an opinion of counsel reasonably satisfactory to the Company to the effect that the exercise is pursuant to an effective registration statement under the U.S. Securities Act or that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The undersigned  holder understands that unless Box A above is checked or the exercise is pursuant to an effective registration statement under the U.S. Securities Act, the certificate representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned holder further understands that if the Warrants are exercised at a time when the Company is not a “foreign issuer” (as defined in Regulation S under the U.S. Securities Act) and Box A above is checked, the undersigned agrees and understands that the Common Shares may be transferred without registration only to the Company, outside the United States in compliance with Rule 904 under the U.S. Securities Act, or pursuant to an exemption from registration, and that hedging transactions with regard to the Common Shares may not be conducted unless in compliance with the U.S. Securities Act, and the certificate representing the Common Shares will bear a legend to such effect.

A-1

Terms not defined herein shall have the same meanings ascribed to them in the Warrant certificate.

DATED this ______ of ______________________, __________.

Signature Guaranteed by:	Signature of Warrant holder*

Name of Warrant holder

Address of Warrant holder (include postal code)

*           This signature must correspond exactly with the name appearing on the registration panel.

☐	Please check box if the Common Share certificates are to be delivered at the office where this Warrant certificate is surrendered, failing which the certificates will be mailed.

THE RIGHT TO PURCHASE SHARES UNDER THIS WARRANT EXPIRES AT 5:00 P.M. VANCOUVER TIME ON DECEMBER 31, 2015.

Instructions:

1.
The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant certificate representing the Warrants being exercised to the Company at its principal office in Vancouver, British Columbia. Certificates for Common Shares will be delivered or mailed within five (5) business days after the exercise of the Warrants.

2.           If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

3.           If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a Company or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

A-2

SCHEDULE B

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:           POLYMET MINING CORP.

The undersigned:

1.
acknowledges that the sale of the securities of PolyMet Mining Corp. (“PolyMet”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and

2.           certifies that:

(a)	the undersigned is not an “affiliate” of PolyMet (as that term is defined in Rule 405 under the U.S. Securities Act);

(b)
the offer of such securities was not made to a person in the United States and either (i) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (ii) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(c)
neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as that term is defined in Regulation S under the U.S. Securities Act) in the United States in connection with the offer and sale of such securities;

(d)
the sale is bona fide and not for the purpose of “washing off’ the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act);

(e)	the seller does not intend to replace such securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and

(f)
the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

Dated:
By:

Name:

Title: